UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27,2008

SWEET SUCCESS ENTERPRISES, INC.
(Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1250 NE Loop 410, Suite 630
San Antonio, Texas 78209
(Address of principal executive offices)

(210) 824-2496
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Letter of Resignation.

SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 27, 2008, the management of Sweet Success Enterprises, Inc. (the “Company”) accepted the resignation of  Zirk Engelbrecht as a Director, Chief Executive Officer and Chief Financial Officer of the Company.    The resignation became effective immediately and was accompanied with a letter from Mr. Engelbrecht  attached hereto as Exhibit 99.2 to this Form 8-K report.

Mr. Engelbrecht’s decision to resign was voluntary and not as a result of any disagreement with the registrant on any matter relating to registrant’s operations, policies or practices.

Mr. Engelbrecht has been replaced as Chief Executive Officer and acting Chief Financial Officer by William J. Reilly, who had previously been appointed as a Director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
ExhibitNumber	Description

99.2	Resignation Letter dated March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

Date: March 27, 2008	By:	/s/ William J. Reilly
William J. Reilly
Chief Executive Officer, Acting Chief Financial Officer (Principal Accounting Officer) and Director